UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2012

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2012, AAON, Inc. (the “Company”) announced the following officer promotions:  Kathy I. Sheffield has been made Senior Vice President, Administration, while continuing to serve as Treasurer; David E. Knebel has become Senior Vice President, Sales and Technology; and Scott M. Asbjornson has been designated Vice President, Finance and CFO (replacing Ms. Sheffield as CFO). The title of Robert G. Fergus has been changed to Vice President, Manufacturing. Sam J. Neale has replaced Scott Asbjornson as President of the Company’s subsidiary, AAON Coil Products, Inc., in Longview, Texas.

Scott Asbjornson, age 43, is the son of the Company’s President and CEO, Norman H. Asbjornson and has served as Vice President (2007-2010) and President (2010-2012) of AAON Coil Products, Inc. Scott Asbjornson’s term of office will be from August 9, 2012 until the Company’s May 2013 annual meeting.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press release dated August 9, 2012 announcing officer promotions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date: August 10, 2012	By:	/s/ John B. Johnson, Jr.
John B. Johnson, Jr., Secretary